EXHIBIT 10.3

DEFERRED RESTRICTED STOCK UNIT AGREEMENT

GRANTED TO	GRANT DATE	NUMBER OF SHARES OF DEFERRED RESTRICTED STOCK UNITS	SOCIAL SECURITY NUMBER
<Name> <Address> <City, State Zip Code>	<mm/dd/yyyy>	<# Units Granted>	<SSN>

1.

This Grant. Apogee Enterprises, Inc., a Minnesota corporation (the “Company”), hereby grants to the non-employee director named above (the “Director”), as of the above grant date and on the terms and conditions set forth in this deferred restricted stock unit agreement (the “Agreement”), in the Apogee Enterprises, Inc. 2019 Non-Employee Director Stock Plan, as amended from time to time (the “Director Stock Plan”) and Restricted Stock Deferral Program under the Director Stock Plan, as amended (the “Restricted Stock Deferral Program”), the number of Restricted Stock Units set forth above (the “Units”) representing the right to receive that number of shares of Common Stock (the “Shares”). Capitalized terms used in this Agreement which are not defined herein shall have the respective meanings given to such terms in the Director Stock Plan and the Restricted Stock Deferral Program.

2.

Rights with Respect to the Units. The Director shall not have any rights of a holder of Shares unless and until Shares are actually issued to the Director after vesting as provided in this Agreement. However, if any cash dividends or other cash distributions are distributed to shareholders of the Company, the Director shall accrue a credit of stock units as of the last business day of the calendar quarter in which the dividend was paid. The number of stock units credited shall be the number equal to that number of units (rounded to the nearest one-hundredth of a unit) having a Fair Market Value, as defined in Section 4(e) of the Restricted Stock Deferral Program, on the last business day of the applicable calendar quarter to the amount of the dividend that would have been payable on the number of shares of Common Stock equal to the number of stock units (whether vested or unvested) credited to the Director’s Deferred Stock Account on the applicable record date.

3.

Vesting and Forfeiture. Except as provided below, the Units shall vest as to [vesting provision]. In the event the Director resigns, declines to stand for reelection or is removed as a director of the Company prior to the vesting date, the unvested Units held by the Director at such time shall be immediately and irrevocably forfeited. Notwithstanding the foregoing, in the event the Director’s service on the Company’s Board of Directors terminates by reason of the Director’s Retirement, death or Disability, the unvested Units held by the Director at such time shall vest as of the date of such termination of service. In the event of a Change in Control of the Company, the unvested Units held by the Director at such time shall immediately vest.

4.

Payment and Issuance of the Shares. Shares with respect to vested Units (together with corresponding Dividend Equivalents) shall become payable in accordance with the terms and conditions of the Director’s Deferral Election Form under the Restricted Stock Deferral Program. The Company shall promptly issue the Shares in the Director’s name and may, at its option, issue the Shares by book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Upon issuance of the Shares, the corresponding Units shall be cancelled.

5.

Restrictions on Transfer. The Units, the right to Dividend Equivalents and the right to receive Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, other than by descent in accordance with the beneficiary designation procedures in the Restricted Stock Deferral Program, and no attempt to transfer the Units, the right to Dividend Equivalents and the right to receive the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Units, Dividend Equivalents or the Shares.

6.

Income Taxes. The Director is liable for any federal, state and local income or other taxes applicable upon the receipt of the Shares, the lapse of restrictions relating to the Shares or the subsequent disposition of any of the Shares, and the Director acknowledges that he or she should consult with his or her own tax advisor regarding the applicable tax consequences.

7.

Acknowledgment. This award of Shares shall not be effective until the Director dates and signs the form of Acknowledgment below and returns a signed copy of this Agreement to the Company. By signing the Acknowledgment, the Director agrees to the terms and conditions of this Agreement, the Director Stock Plan and the Restricted Stock Deferral Program, and further acknowledges receipt of a copy of the prospectus related to the Stock Incentive Plan.

ACKNOWLEDGMENT:		APOGEE ENTERPRISES, INC.

DIRECTOR’S SIGNATURE
By:
[Name]
DATE		Chief Executive Officer and President

SOCIAL SECURITY NUMBER		DATE

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